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                                                                    EXHIBIT 23-B



    We consent to the incorporation by reference of our report dated July 3, 1995, with respect to the financial statements of Mercury Personal Communications included in this Current Report on Form 8-K/A of U S WEST, Inc., which amends the Current Report of U S WEST, Inc. on Form 8-K dated May 23, 1995, in each of the following:



    1)__Registration Statements No. 33-51427 and No. 33-56709 on Form S-3;



    2)__Pre-Effective Amendment No. 1 to Registration Statement No. 33-50047 on Form S-3;



    3)__Pre-Effective Amendment No. 1 to Registration Statement No. 33-50049 on Form S-3;



    4)__Amendment No. 1 on Form S-3 to Registration Statement No. 33-55289 on Form S-4;



    5)__Amendment No. 1 to Registration Statement No. 33-57889 on Form S-3;



    6)__Amendment No. 1 to Registration Statement No. 33-59315 on Form S-4;



    7)__Registration Statements No. 33-43362 and No. 33-56895 on Form S-8.



                                          /s/ Arthur Andersen LLP

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                                           ARTHUR ANDERSEN LLP



London, England


July 10, 1995.